UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

April 22, 2020
Date of Report (Date of earliest event reported)

_________________

OpGen, Inc.
(Exact Name of Registrant as Specified in its Charter)

_________________

Delaware (State or Other Jurisdiction of Incorporation)	001-37367 (Commission File Number)	06-1614015 (I.R.S. Employer Identification No.)

708 Quince Orchard Road, Suite 205 Gaithersburg, MD 20878 (Address of principal executive offices)(Zip code)

(240) 813-1260 (Registrant’s telephone number, including area code)

Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	OPGN	The Nasdaq Capital Market
Common Stock Warrants (IPO)	OPGNW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.    Entry into a Material Definitive Agreement.

On April 22, 2020, OpGen, Inc. (the “Company”) entered into a Term Note (the “Company Note”) with Silicon Valley Bank (the “Bank”) pursuant to the Paycheck Protection Program (the “PPP”) of the Coronavirus Aid, Relief, and Economic Security Act (“CARES Act”) administered by the U.S. Small Business Administration. The Company’s wholly owned subsidiary, Curetis USA Inc. (“Curetis USA” and collectively with the Company, the “Borrowers”), also entered into a Term Note with the Bank (the “Subsidiary Note,” and collectively with the Company Note, the “Notes”). The Notes are dated April 22, 2020. The principal amount of the Company Note is $879,630, and the principal amount of the Subsidiary Note is $259,353.

In accordance with the requirements of the CARES Act, the Borrowers will use the proceeds from the Notes in accordance with the requirements of the PPP to cover certain qualified expenses, including payroll costs, rent and utility costs. Interest accrues on the Notes at the rate of 1.00% per annum. The Borrowers may apply for forgiveness of amount due under the Notes, in an amount equal to the sum of qualified expenses under the PPP, which include payroll costs, rent obligations, and covered utility payments incurred during the eight weeks following disbursement under the Notes. The Borrowers intend to use the entire proceeds under the Notes for such qualifying expenses.

Subject to any forgiveness under the PPP, the Notes mature two years following the date of issuance of the Notes and includes a period for the first six months during which time required payments of interest and principal are deferred. Beginning on the seventh month following the date of the Notes, the Borrowers are required to make 18 monthly payments of principal and interest. The Notes may be prepaid at any time prior to maturity with no prepayment penalties. The Notes provide for customary events of default, including, among others, those relating to breaches of their obligations under the Notes, including a failure to make payments, any bankruptcy or similar proceedings involving the Borrowers, and certain material effects on the Borrowers’ ability to repay the Notes. The Borrowers did not provide any collateral or guarantees for the Notes.

The foregoing description of the Notes is qualified by reference to the complete text of the Notes, copies of which are attached as Exhibit 10.1 and Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Document
10.1	Term Note between OpGen, Inc. and Silicon Valley Bank, dated April 22, 2020
10.2	Term Note between Curetis USA Inc. and Silicon Valley Bank, dated April 22, 2020

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 28, 2020	OpGen, Inc.

By: /s/ Timothy C. Dec
Name: Timothy C. Dec
Title: Chief Financial Officer